Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated January 20, 2005, accompanying the consolidated financial statements of Sun Bancshares, Inc. for the year ended December 31, 2004.  We hereby consent to the incorporation of said report in the Amendment No. 1 to the Registration Statement on Form S-4 of SCBT Financial Corporation and in the Proxy Statement/Prospectus, and to the use of our name as it appears under the caption “Experts”.

/s/ Elliott Davis, LLC

Columbia, South Carolina
September 15, 2005